UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Potbelly Corporation

(Name of registrant as specified in its charter)

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111 North Canal Street, Suite 850

Chicago, Illinois 60606

SUPPLEMENT TO PROXY STATEMENT DATED MARCH 24, 2016

April 25, 2016

This Supplement to Proxy Statement is furnished on or about April 25, 2016 to stockholders of Potbelly Corporation in connection with the solicitation by our Board of Directors (the “Board”) of proxies to be voted at the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 12, 2016, at 8:00 a.m. Central Time. Our Board previously made available to you proxy materials in connection with the Annual Meeting, including a proxy statement containing important information about the items of business to be considered at the Annual Meeting (the “2016 Proxy Statement”). Please note that throughout this supplement we may refer to Potbelly Corporation as “Potbelly,” “Company,” “we,” “us,” “our” and similar terms.

On or about March 24, 2016, we mailed to our stockholders a notice containing instructions on how to access our Annual Meeting materials, how to request paper copies of these materials and how to vote online or by telephone. The additional information provided in this supplement should be read in conjunction with our Annual Meeting materials, including the 2016 Proxy Statement. Except as described in this supplement, the information provided in the 2016 Proxy Statement continues to apply. However, the information contained in this supplement modifies or supersedes any inconsistent information contained in the 2016 Proxy Statement.

Amendment to the Potbelly Corporation 2013 Long-Term Incentive Plan

As described in the 2016 Proxy Statement, one item of business to be considered at the Annual Meeting is Proposal No. 3, Approval of Amended and Restated Potbelly Corporation 2013 Long-Term Incentive Plan. This supplement to the 2016 Proxy Statement amends and supplements the information contained under Proposal 3.

In March 2016, our Board approved the Amended and Restated Potbelly Corporation 2013 Long-Term Incentive Plan (the “Plan”) subject to stockholder approval at the Annual Meeting. The Plan originally provided for (1) the number of shares available for issuance under the Plan to total 4,000,000; and (2) the number of shares available for issuance of incentive stock options under the Plan to total 4,000,000. In response to feedback we have received with respect to the Plan following the release of the 2016 Proxy Statement, on April 22, 2016, we amended Sections 2.1(b) and (f) of the Plan, subject to stockholder approval, to:

•	modify the proposed increase in the number of shares issuable under the Plan so that the number of shares available under the Plan totals 2,500,000, rather than 4,000,000; and

•

modify the proposed increase in the number of incentive stock options under the Plan so that the number of shares available for issuance upon the exercise of incentive stock options under the Plan totals 2,500,000, rather than 4,000,000.

Accordingly, the Company has reserved 2,500,000 shares of common stock for issuance pursuant to the Plan. Other than the changes described above, all other terms of the Plan remain the same as those described in the 2016 Proxy Statement. The foregoing summary of the amendment to the Plan is qualified in its entirety by reference to the amended text of Sections 2.1(b) and 2.1(f) of the Plan, which is attached to this supplement as Appendix A.

Board Recommendation and Voting

We believe that equity compensation is an important component of our compensation program that fosters the alignment of executive interests with stockholders interests. We believe that the proposed increase in the number of shares issuable under the Plan, as amended, is necessary for this incentive tool to continue to be available.

OUR BOARD CONTINUES TO RECOMMEND THAT YOU VOTE “FOR” THE APPROVAL OF THE PLAN, WITH THE AMENDMENTS DESCRIBED HEREIN.

Your vote is important. If you have not already voted your shares, we encourage you to do so. If you have already voted your shares and do not wish to change your vote, no further action is necessary; such vote will constitute a vote with respect to the Plan, as amended as described above. If you wish to change your vote, you may revoke your proxy by (i) submitting a valid, later-dated proxy, or vote again electronically after your original vote; (ii) notifying our corporate secretary in writing before the Annual Meeting that you have revoked your proxy; or (iii) voting in person at the Annual Meeting. If you hold your shares in a brokerage or other account, you may submit new voting instructions by contacting your broker, bank or nominee.

APPENDIX A

APPENDIX A

AMENDED AND RESTATED POTBELLY CORPORATION 2013 LONG-TERM INCENTIVE PLAN

Amended Text of Section 2.1(b)

(b) Subject to the provisions of subsection 2.2, the number of shares of Common Stock which may be issued with respect to Awards under the Plan shall be equal to 2,500,000. Except as otherwise provided herein, any shares of Common Stock subject to an outstanding Award under the Plan which, for any reason is forfeited, expires or is terminated without issuance of shares of Common Stock (including Awards that are settled in cash) or is tendered or withheld as to any shares in payment of the Exercise Price of the grant or the taxes payable with respect to the exercise or vesting of the Award, then such unpurchased, forfeited, tendered or withheld shares shall thereafter be available for further grants under the Plan.

Amended Text of Section 2.1(f)

(f) Subject to the terms and conditions of the Plan, the maximum number of shares of Common Stock that may be delivered to or on behalf of Participants under the Plan with respect to Incentive Stock Options shall be 2,500,000; provided, however, that to the extent that shares not delivered must be counted against this limit as a condition of satisfying the rules applicable to Incentive Stock Options, such rules shall apply to the limit on Incentive Stock Options granted under the Plan.

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